                 KIRKPATRICK & LOCKHART LLP
               1800 Massachusetts Avenue, N.W.
                 Washington, D.C. 20036-1800

                  Telephone (202) 778-9000
                  Facsimile (202) 778-9100

                      October 18, 1996


EDGAR FILING
------------

G.T. Investment Funds, Inc.
LGT Asset Management, Inc.
50 California Street, 27th Floor
San Francisco, California  94111

Dear Sir or Madam:

      G.T. Investment Funds, Inc. (the "Registrant") was incorporated in Maryland on October 29, 1987. We understand that the Registrant is about to file Post-Effective Amendment No. 45 to the Registration Statement on Form N-1A for the purpose of registering additional shares of capital stock for the following series: GT Global Strategic Income Fund, GT Global Government Income Fund, GT Global Health Care Fund, GT Global Growth & Income Fund, GT Global Latin America Growth Fund, GT Global Telecommunications Fund, GT Global Emerging Markets Fund and GT Global High Income Fund (collectively, the "Funds"), under the Securities Act of 1933, as amended ("1933 Act"), pursuant to Section 24(e)(1) of the Investment Company Act of 1940, as amended ("1940 Act").

      We have, as counsel, participated in various business and other proceedings relating to the Registrant. We have examined copies, either certified or otherwise proved to be genuine, of the Registrant's Articles of Incorporation and By-Laws, as now in effect, the minutes of meetings of its Board of Directors and other documents relating to its organization and operation, and we are generally familiar with its corporate affairs. Based upon the foregoing, it is our opinion that the shares of capital stock of the Funds currently being registered pursuant to Section 24(e)(1) as reflected in Post-Effective Amendment No. 45, when sold in accordance with the Registrant's Articles of Incorporation and By-Laws, will be legally issued, fully paid and non-assessable, subject to compliance with the 1933 Act, the 1940 Act and applicable state laws regulating the offer and sale of securities.


      We hereby consent to this opinion accompanying Post-Effective Amendment No. 45 which you are about to file with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Other Information-Counsel" in the prospectuses of the Funds, filed as part of the Registrant's Registration Statement.


	                              Very truly yours,

	                              KIRKPATRICK & LOCKHART LLP

	                              By: /s/ Arthur J. Brown
					  --------------------------
	                                    Arthur J. Brown